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                                                                   Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94354) pertaining to the 1993 Management Agreement between Peachtree FiberOptics, Inc. and Leonard J. Sokolow of our report dated March 10, 1997, with respect to the financial statements of Peachtree FiberOptics, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.



                                                ERNST & YOUNG, LLP





Atlanta, Georgia
March 25, 1997